News Release

Media Inquiries	Investor Inquiries
Bill Price	John DeBono
908-582-4820 (office)	908-582-7793 (office)
800-759-8888, Pin No. 2584777 (pager)	debono@lucent.com
williamprice@lucent.com

Joan Campion	Dina Fede
908-582-5832 (office)	908-582-0366 (office)
joancampion@lucent.com	fede@lucent.com

LUCENT TECHNOLOGIES REPORTS RESULTS FOR SECOND QUARTER OF FISCAL 2005

➢	Records net income of $282 million, or 6 cents per diluted share, for the quarter
➢	Posts revenues of $2.34 billion for the quarter
➢	Announces organizational changes to further capture market opportunities

FOR IMMEDIATE RELEASE: TUESDAY, April 19, 2005

     MURRAY HILL, N.J. — Lucent Technologies (NYSE: LU) today reported results for the second quarter of fiscal 2005, which ended March 31, 2005, in accordance with U.S. Generally Accepted Accounting Principles (GAAP). For the quarter, Lucent reported net income of $282 million or 6 cents per diluted share. These results compare with net income of $174 million, or 4 cents per diluted share, in the first quarter of fiscal 2005 and net income of $68 million, or 2 cents per diluted share, in the year-ago quarter.

     The company recorded revenues of $2.34 billion in the quarter, flat sequentially and an increase of 6 percent from the year-ago quarter. The company’s revenues were $2.34 billion in the first quarter of fiscal 2005 and $2.19 billion in the year-ago quarter.

     The second quarter’s earnings per share included a positive impact of about 2 cents per diluted share for the favorable resolution of certain income tax matters. Prior quarterly results also were affected by tax items, as well as certain other items, including the revaluation of the warrants issued as part of Lucent’s global settlement of shareowner litigation, the reversal of certain payroll-related liabilities, and bad debt and customer financing recoveries. These items had an impact of less than 1 cent per diluted share in the first quarter of fiscal 2005 and a negative impact of 1 cent per diluted share in the year-ago quarter.1

EXECUTIVE COMMENTARY

     “This quarter, we continued to achieve profitable results and further demonstrated our strength in mobility, posting our highest quarterly revenues for wireless since fiscal 2002,” said Lucent Technologies Chairman and CEO Patricia Russo. “We also continued to show strength in our services business, with close to half a billion dollars in revenues, and we continue to invest in areas that are critical to our business such as next-gen optical, VoIP, and mobile high-speed data, as well as services, government and emerging markets.

     “Looking ahead at how we can best meet our customers’ demand for converged services while continuing to improve our overall productivity, today we announced that we will combine the company’s mobility and wireline businesses into a single unit headed by Cindy Christy,” said Russo [see separate news release]. “This new alignment is a logical next step for us and a natural extension of the common platform development work we have had underway to improve our time to market, efficiency and cost structure. It will enhance our ability to deliver the solutions that support the new services our customers want, and it will better enable us to standardize our processes and product platforms, where it makes sense. Lastly, it will build on our strongest assets and capabilities to address the growth opportunities in the marketplace.”

     Lucent Technologies Chief Financial Officer Frank D’Amelio confirmed the company’s guidance for the fiscal year: “We continue to expect Lucent’s annual revenues for fiscal 2005 to increase on a percentage basis in the mid-single digits, which we believe will be at or above the market growth rate. The organizational changes announced today will enable us to more cost effectively focus our efforts and commit resources to those profitable, high-growth areas where we have strong technology, market or customer advantages. We will continue to look for ways to improve our productivity and focus on managing our cost and expenses, while we build on new revenue and market opportunities for the business.”

GROSS MARGIN AND OPERATING EXPENSES

     Gross margin for the second quarter of fiscal 2005 was 42 percent of revenues as compared with 42 percent in the first quarter of fiscal 2005 and 43 percent in the year-ago quarter.

     Operating expenses for the second quarter of fiscal 2005 were $700 million as compared with $665 million for the first quarter of fiscal 2005 and $623 million for the year-ago quarter.

2

BALANCE SHEET UPDATE

     As of March 31, 2005, Lucent had about $4.1 billion in cash and marketable securities, which represents a decrease of $458 million from the quarter ended Dec. 31, 2004. The decrease included the payment of the remaining $215 million to the shareowner settlement fund and $80 million for the repurchase of certain debt obligations.

REVIEW OF OPERATIONS — THREE MONTHS ENDED MARCH 31, 2005

     On a sequential basis, revenues in the United States and outside the United States were both essentially flat at $1.45 billion, and $886 million, respectively. Compared with the year-ago quarter, revenues in the United States increased 10 percent and revenues outside the United States increased 1 percent.

Mobility Solutions

     Mobility revenues for the second quarter of fiscal 2005 were $1.20 billion, an increase of 4 percent sequentially and an increase of 24 percent compared with the year-ago quarter.

     In the second quarter, Lucent’s Mobility business continued the momentum of its third-generation (3G) spread spectrum portfolio and made progress on the applications front as well:

➢	Lucent continued to build on its leadership in the 3G CDMA2000® market, equipping its 10,000th base station to support CDMA2000 1xEV-DO technology. The company was awarded a contract by T-Systems and caymanone™ to build, operate and maintain a 1xEV-DO system in the Cayman Islands, and it expanded its relationship with MetroPCS to deploy a CDMA2000® 1X network in Tampa, Fla.
➢	Lucent continued to gain traction with its 3G UMTS/W-CDMA solutions. During the quarter, Lucent and eAccess, a major broadband service provider in Japan, announced the development of a W-CDMA trial network that will incorporate High Speed Downlink Packet Access (HSDPA) technology developed by Bell Labs as well as Lucent’s IP Multimedia Subsystem (IMS) solution.
➢	Lucent also enhanced its applications portfolio with the latest version of its Bell Labs-developed Super-Distributed Home Location Register (SDHLR), an integral element of its IMS solution. SDHLR enables service providers to manage subscriber data across a variety of networks and supports the delivery of lifestyle services that blend voice, data and video capabilities.
➢	On the applications front, Lucent continues to deliver IP-enabled services for end users, winning a contract with Telecom Italia to deploy an Internet protocol (IP) gateway platform, based on Lucent’s MiLife® Application Server, to help speed the introduction of IP Centrex and Voice over IP (VoIP) services for its enterprise customers. Lucent also announced that Italy’s Enterprise Digital Architects will deploy Lucent’s enterprise VoIP solution to offer advanced virtual private network and multimedia services to its business and government customers.

3

Integrated Network Solutions (INS)

     INS revenues for the second quarter of fiscal 2005 were $589 million, a decrease of 9 percent sequentially and a decrease of 18 percent compared with the year-ago quarter.

     Despite the decline in INS revenues, Lucent continued to announce agreements focused on key technologies that are most important for next-generation networks, including converged services, broadband access and optical.

➢	Lucent continued to make progress with its Accelerate® Next-Generation Communications Solutions portfolio for delivering converged services. This quarter the company announced agreements with Teleunit, S.p.A., Italy’s leading regional wireless local loop service provider; PAETEC Communications, a U.S. national communications service provider, which will install elements of Lucent’s IMS solution; and Telefonica Moviles Espana, Spain’s largest mobile operator, deploying Lucent’s Packetstar® (PSAX) 4500 Multimedia Service Gateways to support the core of its UMTS wireless network.
➢	In IP networking, Lucent announced agreements in the United States with Choice One Communications and Shenandoah Telecommunications to upgrade their IP networks, and with CenterTelecom, one of the largest carriers in Russia, to provide an IP MPLS infrastructure solution to support IP-based voice, data and multimedia services.
➢	In optical, Lucent was awarded agreements with COLT Telecom Group plc, a Pan-European service provider of packet-based services for businesses; B-Telecom, a leading Belgian service provider; CESKE RADIOKOMUNIKACE a.s., a major telecommunications and broadcasting company in the Czech Republic; and the Yangtze Communications Bureau in China. These various optical transport wins will enhance the capacity and features of these networks through deployment of the LambdaUnite® MultiService Switches, Metropolis® ADM and Metropolis® AMS MultiServices Multiplexers, and Navis® network management software.
➢	In broadband access, Lucent announced agreements with T-Com of Germany and Telekomunikacja Polska for a variety of systems to deliver advanced broadband services such as voice over IP, video-on-demand and high-speed Internet connections.

Lucent Worldwide Services (LWS)

     LWS revenues for the second quarter of fiscal 2005 were $499 million, a decrease of 4 percent sequentially and an increase of 4 percent compared with the year-ago quarter.

     LWS continues to focus on broadening its business by leveraging its multivendor network integration capabilities with new professional, managed and maintenance services for the service provider, government and enterprise markets.

➢	Lucent Worldwide Services offerings were components of 20 contracts and new deployments announced this quarter, including two contracts with Polska Telefonia Cyfrowa Sp. z.o.o. to benchmark and maintain its wireless network; multivendor managed services contracts with caymanoneTM and Glasvezelring Hilversum B.V.; and a network optimization contract with E-Plus, a mobile operator in Germany.

4

➢	Lucent also announced two contracts with the U.S. Department of the Army to upgrade its global IP management and Domain Name Service infrastructure for the Network Enterprise Technology Command (NETCOM) based in Fort Huachuca, Ariz., and to integrate and maintain a sophisticated video teleconferencing system at the Fort Drum facility in upstate New York.
➢	Lucent unveiled a state-of-the-art Customer Contact Center (CCC) located in Lucent’s Global Network Operations Center in Sydney, Australia, and announced that Macquarie Telecom would be the first CCC customer.
➢	Lucent also announced several services and technology partnerships, including ones with Alvarion for Wi-Max integration and Telcontar for location-based services for mobile operators.

     The quarterly earnings conference call will take place today at 8:30 a.m. Eastern Daylight Time and be broadcast live over the Internet at http://www.lucent.com/investor. It will be maintained on the site for replay through Tuesday, April 26, 2005.

     Lucent Technologies designs and delivers the systems, services and software that drive next-generation communications networks. Backed by Bell Labs research and development, Lucent uses its strengths in mobility, optical, software, data and voice networking technologies, as well as services, to create new revenue-generating opportunities for its customers, while enabling them to quickly deploy and better manage their networks. Lucent’s customer base includes communications service providers, governments and enterprises worldwide. For more information on Lucent Technologies, which has headquarters in Murray Hill, N.J., USA, visit www.lucent.com.

This news release contains forward-looking statements that are based on current expectations, estimates, forecasts and projections about us, our future performance, the industries in which we operate, our beliefs and our management’s assumptions. In addition, other written or oral statements that constitute forward-looking statements may be made by us or on our behalf. Words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks” and “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict or assess. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. These risks and uncertainties include: fluctuations in the telecommunications market; our ability to compete effectively; our product portfolio and ability to keep pace with technological advances in our industry; our reliance on a limited number of key customers; our exposure to the credit risk of our customers; the pricing, cost and other risks inherent in our long-term sales agreements; the costs and risks associated with our pension and postretirement benefit plans; the social, political and economic risks of our foreign operations; our reliance on third parties to manufacture most of our products; our ability to generate positive cash flow; existing and future litigation; our ability to protect our intellectual property rights and the expenses we may incur in defending such rights; the complexity of our products; changes to existing regulations or technical standards; changes in environmental health and safety laws; and our ability to retain and recruit key personnel. For a further list and description of such risks and uncertainties, see the reports filed by us with the Securities and Exchange Commission. Except as required under the federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this news release, whether as a result of new information, future events, changes in assumptions, or otherwise.

1 Details on the significant items impacting results are available in Exhibit E in the accompanying financial reporting package.

# # #

5

LUCENT TECHNOLOGIES INC. AND SUBSIDIARIES
Index to Exhibits to April 19, 2005 Earning Release

Exhibit A	Consolidated statements of operations for the three months ended March 31, 2005, December 31, 2004 and March 31, 2004 and the six months ended March 31, 2005 and March 31, 2004

Exhibit B	Consolidated balance sheets as of March 31, 2005, December 31, 2004 and September 30, 2004

Exhibit C	Consolidated statements of cash flows for the three months ended March 31, 2005 and December 31, 2004 and the six months ended March 31, 2005 and March 31, 2004

Exhibit D	Segment and product information and reconciliation of basic to diluted EPS

Exhibit E	Summary of significant items impacting results

Exhibit A

LUCENT TECHNOLOGIES INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; amounts in millions, except per share amounts)

	Three months ended			Six months ended
	March 31,	December 31,	March 31,	March 31,	March 31,
	2005	2004	2004	2005	2004
REVENUES
Products	$1,836	$1,815	$1,715	$3,651	$3,508
Services	499	520	479	1,019	945

Total revenues	2,335	2,335	2,194	4,670	4,453

COSTS
Products	980	961	882	1,941	1,863
Services	380	390	374	770	733

Total costs	1,360	1,351	1,256	2,711	2,596

Gross margin	975	984	938	1,959	1,857
Gross margin %	42%	42%	43%	42%	42%
OPERATING EXPENSES
Selling, general and administrative, before recovery of bad debts and customer financings	427	396	414	823	755
Recovery of bad debts and customer financings	(11)	(11)	(99)	(22)	(113)

Selling, general and administrative	416	385	315	801	642
Research and development	292	279	325	571	617
Business restructuring	(8)	1	(17)	(7)	12

Total operating expenses	700	665	623	1,365	1,271
Operating income	275	319	315	594	586
Other income (expense), net	51	(46)	(172)	5	(93)
Interest expense	85	89	97	174	210

Income before income taxes	241	184	46	425	283
Income taxes	(41)	10	(22)	(31)	(123)

Net income	282	174	68	456	406
Conversion expense — 8.00% redeemable convertible preferred stock	—	—	—	—	(1)
Preferred dividends and accretion	—	—	—	—	12

Net income applicable to common shareowners	$282	$174	$68	$456	$417

Basic earnings per share applicable to common shareowners	$0.06	$0.04	$0.02	$0.10	$0.10
Diluted earnings per share applicable to common shareowners	$0.06	$0.04	$0.02	$0.10	$0.09

Weighted average number of common shares outstanding — basic	4,421	4,403	4,255	4,412	4,218

Weighted average number of common shares outstanding — diluted	5,047	4,998	4,346	5,013	4,784

Exhibit B

LUCENT TECHNOLOGIES INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited; amounts in millions, except per share amounts)

	March 31,	December 31,	September 30,
	2005	2004	2004
Assets:
Cash and cash equivalents (a)	$1,967	$2,381	$3,379
Marketable securities (a)	798	1,304	858
Receivables, less allowances of $98, $106 and $110, respectively	1,544	1,423	1,359
Inventories	882	892	822
Other current assets	1,615	1,603	1,813

Total current assets	6,806	7,603	8,231
Marketable securities (a)	1,342	880	636
Property, plant and equipment, net	1,302	1,339	1,376
Prepaid pension costs	5,684	5,523	5,358
Goodwill and other acquired intangibles, net	427	430	434
Other assets	856	912	928

Total assets	$16,417	$16,687	$16,963

Liabilities:
Accounts payable	$738	$907	$872
Payroll and benefit-related liabilities	828	813	1,232
Debt maturing within one year	—	—	1
Other current liabilities	1,840	1,962	2,361

Total current liabilities	3,406	3,682	4,466
Postretirement and postemployment benefit liabilities	4,878	4,879	4,881
Pension liabilities	1,668	1,758	1,874
Long-term debt	4,722	4,810	4,837
Liability to subsidiary trust issuing preferred securities	1,152	1,152	1,152
Other liabilities	1,055	1,123	1,132

Total liabilities	16,881	17,404	18,342
Commitments and contingencies
Shareowners’ deficit:
Common stock (b)	44	44	44
Additional paid-in capital	23,433	23,400	23,005
Accumulated deficit	(20,337)	(20,619)	(20,793)
Accumulated other comprehensive loss	(3,604)	(3,542)	(3,635)

Total shareowners’ deficit	(464)	(717)	(1,379)

Total liabilities and shareowners’ deficit	$16,417	$16,687	$16,963

(a)	Cash and cash equivalents and marketable securities amounted to $4,107, $4,565 and $4,873 as of March 31, 2005, December 31, 2004 and September 30, 2004, respectively.

(b)	$0.01 per share par value; 10,000 authorized shares; 4,437 issued and 4,427 outstanding as of March 31, 2005, 4,426 issued and 4,416 outstanding as of December 31, 2004; 4,396 issued and 4,395 outstanding as of September 30, 2004.

Exhibit C

LUCENT TECHNOLOGIES INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; $ in millions)

	Three months ended		Six months ended
	March 31,	December 31,	March 31,	March 31,
	2005	2004	2005	2004
Operating Activities
Net income	$282	$174	$456	$406
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	145	165	310	345
Recovery of bad debts and customer financings	(11)	(11)	(22)	(113)
Deferred income taxes	(21)	—	(21)	(12)
Pension credit	(244)	(242)	(486)	(554)
Other adjustments for non-cash items	22	95	117	221
Changes in operating assets and liabilities:
Receivables	(236)	86	(150)	(45)
Inventories and contracts in process	(24)	1	(23)	(87)
Accounts payable	(58)	(93)	(151)	(84)
Deferred revenue	219	(107)	112	240
Other operating assets and liabilities	(426)	(392)	(818)	(164)

Net cash (used in) provided by operating activities	(352)	(324)	(676)	153

Investing Activities
Capital expenditures	(43)	(34)	(77)	(61)
Maturities, sales and purchases of marketable securities	33	(695)	(662)	(569)
Other investing activities	—	—	—	36

Net cash used in investing activities	(10)	(729)	(739)	(594)

Financing Activities
Net proceeds of short-term borrowings	—	—	—	2
Repayments of long-term debt	(80)	(21)	(101)	(228)
Issuance of common stock	30	55	85	162
Repayments of preferred stock	—	—	—	(21)
Other financing activities	6	(2)	4	6

Net cash (used in) provided by financing activities	(44)	32	(12)	(79)
Effect of exchange rate changes on cash and cash equivalents	(8)	23	15	28

Net (decrease) increase in cash and cash equivalents	(414)	(998)	(1,412)	(492)
Cash and cash equivalents at beginning of period	2,381	3,379	3,379	3,821

Cash and cash equivalents at end of period	$1,967	$2,381	$1,967	$3,329

Exhibit D

LUCENT TECHNOLOGIES INC. AND SUBSIDIARIES
SEGMENT AND PRODUCT INFORMATION
(Unaudited; $ in millions, except per share amounts)

	Three months ended			Six months ended
	March 31,	December 31,	March 31,	March 31,	March 31,
	2005	2004	2004	2005	2004
Total Revenues
Mobility Solutions (Mobility)	$1,202	$1,152	$967	$2,354	$1,933
Integrated Network Solutions (INS)	589	645	721	1,234	1,505
Lucent Worldwide Services (Services)	499	520	479	1,019	945
Other	45	18	27	63	70

Total revenues	$2,335	$2,335	$2,194	$4,670	$4,453

U.S. Revenues
Mobility	$879	$855	$688	$1,734	$1,328
INS	258	281	347	539	758
Services	267	295	258	562	514
Other	45	19	26	64	69

Total U.S. revenues	$1,449	$1,450	$1,319	$2,899	$2,669

Non-U.S. Revenues
Mobility	$323	$297	$279	$620	$605
INS	331	364	374	695	747
Services	232	225	221	457	431
Other	—	(1)	1	(1)	1

Total non-U.S. revenues	$886	$885	$875	$1,771	$1,784

Operating income
Mobility	$404	$390	$370	$794	$528
INS	(12)	23	73	11	283
Services	57	74	59	131	120

Total segment income	449	487	502	936	931
Recovery of bad debts and customer financings	11	11	99	22	113
Business restructuring	8	(1)	17	7	(12)
Other	(193)	(178)	(303)	(371)	(446)

Total operating income	$275	$319	$315	$594	$586

Products and Services Revenues
Wireless	$1,202	$1,152	$967	$2,354	$1,933
Voice networking	203	242	276	445	623
Data and network management	221	200	218	421	447
Optical networking	165	203	227	368	435
Services	499	520	479	1,019	945
Other	45	18	27	63	70

Total revenues	$2,335	$2,335	$2,194	$4,670	$4,453

*	Segment information for periods prior to fiscal 2005 was reclassified to conform to the current period’s presentation.

	Three months ended			Six months ended
Reconciliation of basic to diluted EPS:	March 31,	December 31,	March 31,	March 31,	March 31,
	2005	2004	2004	2005	2004

Net income	$282	$174	$68	$456	$406
Conversion cost — 8.00% convertible securities.	—	—	—	—	(1)
Preferred stock dividends and accretion	—	—	—	—	12

Net income applicable to common shareowners — basic	$282	$174	$68	$456	$417
Adjustment for dilutive securities on net income:
Interest expense for 2.75% convertible securities	11	11	—	22	22

Net income applicable to common shareowners — diluted	$293	$185	$68	$478	$439

Weighted average number of shares outstanding — basic	4,421	4,403	4,255	4,412	4,218
Effect of dilutive securities:
Stock options	62	77	91	69	75
Warrants	28	11	—	20	—
2.75% convertible securities	536	507	—	512	491

Weighted average number of shares outstanding — diluted	5,047	4,998	4,346	5,013	4,784

EPS:
Basic	$0.06	$0.04	$0.02	$0.10	$0.10
Diluted	$0.06	$0.04	$0.02	$0.10	$0.09

Certain securities have been excluded from the above calculations from all periods presented because the effect of adjusting net income for the related interest and the number of common shares for which they would be converted or redeemed was antidilutive.

Exhibit E

LUCENT TECHNOLOGIES INC. AND SUBSIDIARIES
SUMMARY OF SIGNIFICANT ITEMS IMPACTING RESULTS
(Unaudited; $ in millions, except per share amounts)

	Three months ended
	March 31,	December 31,	March 31,
	2005	2004	2004
Shareowner settlement	$—	$(71)	$(192)
Payroll related liability reversal	—	40	—
Recovery of bad debts and customer financings	11	11	110
Business restructuring	8	(1)	17
Early extinguishment of debt obligations	(3)	—	(3)
Related income tax impacts and other discrete tax items	103	—	55
SEC settlement	—	—	(25)

Total	$119	$(21)	$(38)

Per share impact — basic	$0.03	$—	$(0.01)

Per share impact — diluted	$0.02	$—	(0.01)

The above significant items impacting results were reflected in:
Gross margin	$—	$12	$—
Operating expenses	19	38	116
Other income (expense), net	45	(71)	(191)
Income taxes	55	—	37

Net income	$119	$(21)	$(38)